CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 11 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 20, 1998, relating to the financial statements and financial highlights of Prudential Index Series Fund (consisting of Prudential Pacific Index Fund, Prudential Stock Index Fund, Prudential Small-Cap Index Fund, Prudential Bond Market Index Fund and Prudential Europe Index Fund) which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 24, 1998